EXHIBIT IV(A)

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                            AND SUBSIDIARY COMPANIES
            QUARTERLY CONSOLIDATED STATEMENT OF OPERATIONS-RESTATED*
                                      1993

                                                           FIRST       SECOND        THIRD       FOURTH
                                                         QUARTER+     QUARTER+     QUARTER+     QUARTER+    FULL YEAR
                                                        -----------  -----------  -----------  -----------  ---------
                                                                            (DOLLARS IN MILLIONS)
Revenue:
  Hardware Sales......................................   $   5,737    $   7,526    $   6,957    $  10,371   $  30,591
  Software............................................       2,521        2,715        2,648        3,069      10,953
  Services............................................       1,909        2,352        2,289        3,161       9,711
  Maintenance.........................................       1,804        1,857        1,823        1,811       7,295
  Rentals and financing...............................       1,087        1,069        1,026          984       4,166
                                                        -----------  -----------  -----------  -----------  ---------
                                                            13,058       15,519       14,743       19,396      62,716
Cost:
  Hardware Sales......................................       4,072        5,222        4,858        6,544      20,696
  Software............................................         937        1,033        1,026        1,314       4,310
  Services............................................       1,497        1,998        1,986        2,798       8,279
  Maintenance.........................................         919          862          854          910       3,545
  Rentals and financing...............................         471          430          417          420       1,738
                                                        -----------  -----------  -----------  -----------  ---------
                                                             7,896        9,545        9,141       11,986      38,568
Gross Profit..........................................       5,162        5,974        5,602        7,410      24,148
Operating Expenses:
  Selling, general and administrative.................       4,076        4,487        4,259        5,460      18,282
  Research, development and engineering...............       1,356        1,376        1,372        1,454       5,558
  Restructuring charges...............................          --        8,945           --           --       8,945
                                                        -----------  -----------  -----------  -----------  ---------
                                                             5,432       14,808        5,631        6,914      32,785
Operating (Loss) Income...............................        (270)      (8,834)         (29)         496      (8,637)
Other Income, principally interest....................         195          158          293          467       1,113
Interest Expense......................................         305          322          346          300       1,273
                                                        -----------  -----------  -----------  -----------  ---------
(Loss) Earnings before Income Taxes...................        (380)      (8,998)         (82)         663      (8,797)
(Benefit) Provision for Income Taxes..................         (95)        (962)         (34)         281        (810)
                                                        -----------  -----------  -----------  -----------  ---------
Net (Loss) Earnings before change in accounting
principle.............................................        (285)      (8,036)         (48)         382      (7,987)
Cumulative effect of change in accounting
  for postretirement benefits.........................        (114)          --           --           --        (114)
                                                        -----------  -----------  -----------  -----------  ---------
Net (Loss) Earnings...................................        (399)      (8,036)         (48)         382      (8,101)
Preferred Stock Dividends.............................          --            5           22           20          47
                                                        -----------  -----------  -----------  -----------  ---------
Net (Loss) Earnings Applicable to common
shareholders..........................................   $    (399)   $  (8,041)   $     (70)   $     362   $  (8,148)
                                                        -----------  -----------  -----------  -----------  ---------
                                                        -----------  -----------  -----------  -----------  ---------

- ---------------
*  See text in Exhibit IV
+  Unaudited